Exhibit 10.7
ZARS, INC.
1997 STOCK OPTION PLAN, as amended
SECTION 1. PURPOSE
     The purpose of the Zars, Inc. 1997 Stock Option Plan (the “Plan”) is to further the growth and development of Zars, Inc. (the “Company”) by affording an opportunity for stock ownership to selected shareholders, employees, officers, directors, consultants and other parties who provide services to or are otherwise connected with the Company and its Subsidiaries (as defined in Section 2(q) below).
SECTION 2. DEFINITIONS
     Unless otherwise indicated, the following terms when used herein shall have the following meanings:
     a. “Affiliate” shall mean, with respect to any person or entity, a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such person or entity.
     b. “Board of Directors” shall mean the Board of Directors of the Company.
     c. “Cause” shall mean a termination on account of (1) repeated refusal to obey written directions of the Board of Directors or a superior officer of the Company (so long as such directions do not involve illegal or immoral acts); (2) repeated acts of substance abuse which are materially injurious to the Company, (3) fraud or dishonesty that is materially injurious to the Company, (4) commission of a criminal offense involving money or other property of the Company (excluding any traffic violations or similar violations), or (5) commission of a criminal offense that constitutes a felony in the jurisdiction in which the offense is committed.
     d. “Change in Control” shall be deemed to have occurred (1) at such time as a third person, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes the beneficial owner of shares of the Company having 50% or more of the total number of votes that may be cast for the election of Directors of the Company, or (2) on the date on which the shareholders of the Company approve (i) any agreement for a merger or consolidation in which the Company will not survive as an independent corporation or (ii) any sale, exchange or other disposition of all or substantially all of the Company’s assets, or (3) on the effective date of any sale, exchange or other disposition of greater than 50% in fair market value of the Company’s assets. In determining whether clause (1) of the preceding sentence has been satisfied, the third person owning shares must be someone other than a person or an Affiliate of a person that, as of March 1, 1997, was the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company. The reasonable determination of the Committee (as defined in Section 4.1 below) as to whether any one of the preceding events has occurred shall be final and conclusive.
     e. “Code” shall mean the Internal Revenue Code of 1986, as amended.
     f. “Common Stock” shall mean the Company’s common stock, $.12 par value per share, and any share or shares of the Company’s capital stock hereafter issued or issuable in substitution for such shares.
     g. “Derivative Securities” shall mean (i) options and warrants to purchase or rights to subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock, and (iii) options and warrants to purchase or rights to subscribe for such convertible or exchangeable securities; provided, however, that Derivative Securities shall not include Options granted hereunder.
     h. “Director” shall mean a member of the Board of Directors.
     i. “Incentive Stock Option” shall mean any option granted to an eligible employee under the Plan, which the Company intends at the time the option is granted to be an Incentive Stock Option within the meaning of Section 422 of the Code,
     j. “Limited SAR” shall mean a stock appreciation right subject to the terms of Section 10.
     k. “Nonqualified Stock Option” shall mean any option granted to an eligible employee, Director or consultant under the Plan which is not an Incentive Stock Option.
     l. “Option” shall mean and refer collectively to Incentive Stock Options and Nonqualified Stock Options.
     m. “Option Agreement” means the agreement specified in Section 7.2.
     n. “Optionee” shall mean any employee, Director or consultant who is granted an Option under the Plan. “Optionee” shall also mean the personal representative of an Optionee and any other person who acquires the right to exercise an Option by bequest or inheritance.
     o. “Parent” shall mean a parent corporation of the Company as defined in Section 424(e) of the Code.
     p. “Related Option” shall mean an Incentive Stock Option or a Nonqualified Stock Option which has been granted in conjunction with a Limited SAR.
     q. “Subsidiary” shall mean a subsidiary corporation of the Company as defined in Section 424(f) of the Code.

SECTION 3. EFFECTIVE DATE
     The effective date of the Plan is March 21, 1997; provided, however, that the adoption of the Plan by the Board of Directors is subject to approval and ratification by the shareholders of the Company within 12 months of the effective date. Options granted under the Plan prior to approval of the Plan by the shareholders of the Company shall be subject to approval of the Plan by the shareholders of the Company.
SECTION 4. ADMINISTRATION
     4.1 Administrative Committee. The Plan shall be administered by a Committee appointed by and serving at the pleasure of the Board of Directors, consisting of not less than two Directors (the “Committee”). Subject to the foregoing, the number of Directors comprising the Committee shall be determined from time to time by the Board of Directors and may include the total number of Directors serving on the Board of Directors. Unless otherwise adopted by resolution of the Board of Directors, the initial Committee shall consist of all members of the Board of Directors. The Board of Directors may from time to time remove members from or add members to the Committee, and vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. In the event the Company becomes subject to the periodic reporting requirements of the Exchange Act as a public company, the Committee shall be composed of Directors satisfying any applicable requirements of Rule 16b-3 under the Exchange Act.
     4.2 Committee Meetings and Actions. The Committee shall hold meetings at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum, and the acts of the majority of the members present at a meeting or a consent in writing signed by all members of the Committee shall be the acts of the Committee and shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options which may be or have been granted pursuant to the Plan.
     4.3 Powers of Committee. The Committee shall have the full and exclusive right to grant and determine terms and conditions of all Options granted under the Plan and to prescribe, amend and rescind rules and regulations for administration of the Plan. In granting Options, the Committee shall take into consideration the contribution the Optionee has made or may make to the success of the Company or its Subsidiaries and such other factors as the Committee shall determine. Subject to the provisions of this Plan, the terms and conditions of Options and Limited SARs granted hereunder need not be the same.
     4.4 Interpretation of Plan. The determination of the Committee as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all persons, including the Company, its Subsidiaries, its shareholders, and all persons having any interest in Options or Limited SARs which may be or have been granted pursuant to the Plan.

     4.5 Indemnification. Each person who is or shall have been a member of the Committee or of the Board of Directors shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid in settlement thereof, with the Company’s approval, or paid in satisfaction of a judgment in any such action, suit or proceeding against him, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf. The foregoing right of indemnification shall not be exclusive of, and is in addition to, any other rights of indemnification to which any person may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
SECTION 5. STOCK SUBJECT TO THE PLAN
     5.1 Number. The aggregate number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall be 1,565,895. For purposes of this Section 5.1, (i) shares of Common Stock issued upon exercise of Options, and any shares of capital stock of the Company received in respect thereof, whether by reason of a stock split, share reclassification, stock dividend or otherwise, shall not be included in determining the number of shares of Common Stock outstanding, and (ii) shares of Common Stock deliverable upon exercise or conversion of Derivative Securities shall be deemed to be outstanding from the date of issuance of such Derivative Securities. No further adjustment shall be made upon the exercise or conversion of any such Derivative Securities. No adjustment shall be made (i) on the expiration of any Derivative Securities without exercise or upon termination or any conversion right, or (ii) in the event that the Company shall purchase or redeem any outstanding shares of Common Stock, and the number of shares of Common Stock which may be issued under Options granted pursuant to the Plan shall not be reduced as a result of any such expiration, termination, purchase or redemption. The shares of Common Stock (i) issuable upon exercise or conversion of such Derivative Securities or (ii) so purchased or redeemed, shall not be deemed to be outstanding for purposes of adjusting the number of shares which may be issued under Options following any future issuance of Common Stock or Derivative Securities by the Company. Shares which may be issued under Options may consist, in whole or in part, of authorized but unissued stock or treasury stock of the Company not reserved for any other purpose. The Committee’s reasonable determination as to the number of shares at Common Stock available for issuance under the Plan shall be final and conclusive.

     5.2 Unused Stock. If any outstanding Option under the Plan expires or for any other reason ceases to be exercisable, in whole or in part, other than upon exercise of the Option or a Limited SAR, the shares which were subject to such Option and as to which the Option had not been exercised shall continue to be available under the Plan.
     5.3 Adjustment for Change in Outstanding Shares. If there is any change, increase or decrease, in the outstanding shares of Common Stock which is effected without receipt of additional consideration by the Company, by reason of a stock dividend, recapitalization, merger, consolidation, stock split, combination or exchange of stock, or other similar circumstances, then in each such event, appropriate adjustments with respect to the aggregate number of shares of stock available under the Plan, the number of shares of stock subject to each outstanding Option and the Option prices shall be deemed to be made in order to prevent the dilution or enlargement of any Optionee’s rights. In connection with such adjustments, fractional shares shall be rounded to the nearest whole share. In no event shall any adjustment made in the number of shares available under the Plan duplicate any adjustment made pursuant to Section 5.1. Any Committee determination confirming or approving any adjustments shall be final and conclusive.
     5.4 Reorganization or Sale of Assets. If the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or if all or substantially all of the assets of the Company are acquired by another entity, or if the Company is liquidated or reorganized (each of such events being referred to hereinafter as a “Reorganization Event”), the Committee shall, in its sole discretion, as to outstanding Options (1) make appropriate provision for the substitution on an equitable basis of appropriate stock options, capital stock or other property of the Company, or of the merged, consolidated or otherwise reorganized corporation or for the assumption by the merged, consolidated or otherwise reorganized corporation, (2) upon written notice to all Optionees, which notice shall be given not less than 20 days prior to the effective date of the Reorganization Event, provide that all unexercised Options and Limited SARs that are vested or exercisable must be exercised within a specified number of days (which shall not be less than ten) of the date of such notice or such Options and Limited SARs will terminate, (3) provide that all unexercised Options and Limited SARs that are vested or exercisable shall be cashed out in exchange for cash, securities, other property or any combination thereof, the fair market value (determined at the time of the Reorganization Event) of which is equal to the difference, on a per share basis, between the exercise price of the Common Stock under each Option and the estimated fair market value of the cash, securities or other property issuable or exchangeable in respect of the Common Stock pursuant to the Reorganization Event, or (4) make such other provision as shall be set forth in the agreement or plan of merger, consolidation, liquidation or reorganization related to the Reorganization Event. In response to any notice provided pursuant to clause (2) of the preceding sentence, an Optionee may make an irrevocable election to exercise such Options contingent upon and effective as of the effective date of the Reorganization Event. The Committee may, in its sole discretion, in connection with any Reorganization Event which does not also result in a Change in Control, accelerate any vesting requirements or exercise dates with respect to any or all outstanding Options on any basis and subject to such conditions as are deemed acceptable to the Committee, which acceleration, whether in full or in part, need not be the same with respect to all Optionees. In no event shall the occurrence of such Reorganization Event have the effect of postponing or delaying any vesting requirements with respect to any outstanding Options. The Committee’s determinations in making any acceleration shall be final and conclusive.
SECTION 6. ELIGIBILITY
     All full-time employees of the Company and its Subsidiaries shall be eligible to receive both Incentive Stock Options and Nonqualified Stock Options under the Plan. Directors, shareholders, officers, consultants and others who are not full-time employees of the Company or its Subsidiaries shall be eligible to receive Nonqualified stock Options, but not Incentive Stock Options, under the Plan. Any Director who is otherwise eligible to participate, who makes an election in writing not to receive any grants under the Plan, shall not be eligible to receive any such grants during the period set forth in such election.
SECTION 7. GRANT OF OPTIONS
     7.1 Grant of Options. The Committee may from time to time, in its sole discretion, determine which of the eligible employees, Directors, officers and consultants of the Company or its Subsidiaries should receive Options, the type of Options to be granted (whether Incentive Stock Options or Nonqualified Stock Options), the number of shares subject to such Options, whether the Optionee shall also receive Limited SARs, and the dates on which such Options are to be granted. No employee may be granted Incentive Stock Options to the extent that the aggregate fair market value (determined as of the time each Option is granted) of the Common Stock with respect to which any such Options are exercisable for the first time during a calendar year (under all incentive stock option plans of the Company and its Parent and Subsidiaries) would exceed $100,000.
     7.2 Option Agreement. Each Option granted under the Plan shall be evidenced by a written Option Agreement setting forth the terms upon which the Option is granted. Each Option Agreement shall designate the type of Options being granted (whether Incentive Stock Options or Nonqualified Stock Options), whether the Optionee shall also receive Limited SARs, and shall state the number of shares of Common Stock, as designated by the Committee, to which that Option pertains. More than one Option may be granted to an eligible person.
     7.3 Exercise Price. The exercise price per share of Common Stock under each Option shall be determined by the Committee and stated in the Option Agreement. The option price for Incentive Stock Options granted under the Plan shall not be less than 100% of the fair market value (determined as of the day the Option is granted) of the shares subject to the Option.

     7.4 Determination of Fair Market Value. If the Common Stock is listed upon an established stock exchange or exchanges, then the fair market value per share shall be deemed to be the average of the quoted closing prices of the Common Stock on such stock exchange or exchanges on the day for which the determination is made, or if no sale of the Common Stock shall have been made on any stock exchange on that day, an the next preceding day on which there was such a sale. If the Common Stock is not listed upon an established stock exchange but is traded on The NASDAQ Stock Market -National Market System, the fair market value per share shall be deemed to be the closing price of the Common Stock in the National Market System on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If the Common Stock is not listed upon an established stock exchange and is not traded in the National Market System, the fair market value per share shall be deemed to be the mean between the dealer “bid” and “ask” closing prices of the Common Stock on The NASDAQ Market — Small Cap System or in the over-the-counter market on the day for which the determination is made, or if there shall have been no trading of the Common Stock on that day, on the next preceding day on which there was such trading. If none of these conditions apply, the fair market value per share shall be deemed to be an amount as determined in good faith by the Committee.
     7.5 Duration of Options. Each Option shall be of a duration as specified in the Option Agreement; provided, however, that the term of each Option shall be no more than ten years from the date on which the Option is granted and shall be subject to early termination as provided herein.
     7.6 Additional Limitations on Grant. No Incentive Stock Option shall be granted to an employee who, at the time the Incentive Stock Option is granted, owns stock (as determined in accordance with Section 424(d) of the Code) representing more than 10% of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary, unless the option price of such Incentive Stock Option is at least 110% of the fair market value (determined as of the day the Incentive Stock Option is granted) of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years from the date it is granted.
     7.7 Other Terms and Conditions. The Option Agreement may contain such other provisions, which shall not be inconsistent with the Plan, as the Committee shall deem appropriate, including, without limitation, provisions that relate the Optionee’s ability to exercise an Option to the passage of time or the achievement of specific goals established by the Committee or the occurrence of certain events specified by the Committee.

SECTION 8. EXERCISE OF OPTIONS
     8.1 Manner of Exercise. Subject to the limitations and conditions of the Plan or the Option Agreement, an Option shall be exercisable, in whole or in part, from time to time, by giving written notice of exercise to the Secretary of the Company, which notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by (1) payment in full to the Company of the purchase price of the shares to be purchased, plus (2) payment in full of such amount as the Company shall determine to be sufficient to satisfy any liability it may have for any withholding of federal, state or local income or other taxes incurred by reason of the exercise of the Option, and (3) a representation meeting the requirements of Section 13.2 if requested by the Company, and (4) a Shareholder Agreement or Statement of Acceptance of the same meeting the requirements of Section 13.3 if requested by the Company.
     8.2 Payment of Purchase Price. Payment for shares and withholding taxes shall be in the form of (1) cash, (2) a certified or bank cashier’s check to the order of the Company, (3) shares of previously-held Common Stock, properly endorsed to the Company, in an amount the fair market value of which on the date of receipt by the Company (as determined in accordance with Section 7.4) equals or exceeds the option price of the shares with respect to which the Option is being exercised, if acceptable to the Committee, in its sole discretion, (4) delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender approved by the Committee to sell or pledge shares of Common Stock and to deliver all or a part of the sales or loan proceeds to the Company in payment of all or part of the purchase price and any withholding taxes, or (5) in any combination of the foregoing or in any other form or method approved by the Committee, in its sole discretion, consistent with applicable laws and regulations. Upon the exercise of any Option, the Company, in its sole discretion, may make financing available to the Optionee for the payment of the purchase price on such terms and conditions as the Committee shall specify.
SECTION 9. CHANGE IN CONTROL
     9.1 Committee’s Discretion. Notwithstanding any vesting requirements contained in any Option Agreement, upon the occurrence of a Change in Control the Committee may, in its sole discretion, accelerate any vesting requirements or exercise dates with respect to any or all outstanding Options on any basis and subject to such conditions as are deemed acceptable to the Committee, which acceleration, whether in full or in part, need not be the same with respect to all Optionees. In no event shall the occurrence of a Change in Control have the effect of postponing or delaying any vesting requirements with respect to any outstanding Options. The Committee’s determinations in making any acceleration shall be final and conclusive.
     9.2 Acceleration of the unvested portion of outstanding Options in the Event of a Change in Control. Notwithstanding any vesting requirements contained in any Option Agreement,
     a) upon the occurrence of a Change in Control, and
     b) if one of the following events occurs subsequent to a Change in Control:
     (i) an employee is terminated without “Cause” (as defined below);
     (ii) the principal place of the performance of an employee’s responsibilities and duties is changed to a location outside of a thirty (30) mile radius from the Company’s then current place of business; or
     (iii) there is a substantial reduction in an employee’s responsibilities, duties, or base pay, excluding Company-wide initiatives, that has not been cured within thirty (30) days after written notice from employee of such event, then the unvested portion of the outstanding Options shall be accelerated as follows:
     c) CEO, CFO, CSO, EVP and Board of Directors: 100% of the unvested portion of the outstanding Options held by the Company’s then serving Chief Executive Officer, Chief Financial Officer, Chief Scientific Officer, or any Executive Vice President of the Company shall vest immediately, and;
     d) Other Employees: 66 2/3% of the unvested portion of the outstanding Options held by then employees of the Company shall vest immediately.
     9.3 Cause. “Cause” shall specifically mean, (i) conviction of a felony or any crime involving moral turpitude or dishonesty; (ii) participation in a fraud or act of dishonesty against the Company; (iii) willful breach of duties to the Company or failure to follow lawful directions of the CEO or Board of Directors, in either case if such breach or failure has not been cured within thirty (30) days after written notice from the Company’s CEO or Board of Directors of such event; or (iv) material breach of the Proprietary Information, Inventions and Non-Competition Agreement.
SECTION 10. LIMITED STOCK APPRECIATION RIGHTS
     The Committee may, but shall not be obligated to, grant Limited SARs pursuant to the provisions of this Section 10 to any Optionee with respect to all or any portion of the shares of Common Stock subject to the Related Option. The Limited SAR may be granted either concurrently with the grant of the Related Option or at any time thereafter prior to the complete exercise, termination, expiration or cancellation of the Related Option. Each Limited SAR shall be exercisable to the extent and in the manner the Related Option is then exercisable and may be subject to such additional limitations on exercisability as the Option Agreement may provide. In no event shall a Limited SAR be exercisable after the expiration, termination or exercise of the Related Option. Upon the exercise of Limited SARs, the Related Option shall be considered to have been exercised to the extent of the number of shares of Common Stock with respect to which Limited SARs are exercised, both for purposes of acquiring shares of Common Stock upon exercise of an Option and for purposes of determining the number of shares of Common Stock which may be issued pursuant to the Plan. Upon the exercise of Limited SARs, the Optionee shall receive in cash or other immediately available funds an amount equal to the fair market value (as determined in accordance with Section 7.4) on the date of exercise of such Limited SAR of the shares of Common Stock with respect to which such Limited SAR shall have been exercised over the aggregate exercise price of the Related Option.
SECTION 11. EFFECT OF TERMINATION OF EMPLOYMENT
     11.1 Termination of Employment Other Than Upon Death, Disability or For Cause. Upon termination of an Optionee’s employment with the Company or a Subsidiary other than upon death or disability (within the meaning of Section 22(e)(3) of the Code) and other than for Cause, an Optionee may, at any time within three months after the date of termination but not later than the date of expiration of the Option, exercise the Option to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of terminated Optionees not exercised as provided herein shall terminate.
     11.2 Termination By Death of Optionee. If an Optionee shall die while in the employ of the Company or a Subsidiary or within a period of three months after the termination of employment with the Company or a Subsidiary under circumstances to which Section 11.1 apply, the personal representatives of the Optionee’s estate or the person or persons who shall have acquired the Option from the Optionee by bequest or inheritance may exercise the Option at any time within the year after the date of death but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of death. Any Options not exercisable as of the date of death and any Options or portions of Options of deceased Optionees not exercised as provided herein shall terminate.
     11.3 Termination By Disability of Optionee. Upon termination of an Optionee’s employment with the Company or a Subsidiary by reason of the Optionee’s disability (within the meaning of Section 22(e)(3) of the Code), the Optionee may exercise the Option at any time within one year after the date of termination but not later than the expiration date of the Option, to the extent the Optionee was entitled to do so on the date of termination. Any Options not exercisable as of the date of termination and any Options or portions of Options of disabled Optionees not exercised as provided herein shall terminate.
     11.4 Termination of Directors and Consultants. For purposes of this Section 11, a termination of employment shall be deemed to include the termination of a Director’s service as a member of the Board of Directors and the termination of a consulting arrangement in the case of consultants.
     11.5 Other Terminations. Subject to the provisions of Section 11.6 below, upon termination of an Optionee’s employment with the Company or a Subsidiary under circumstances other than those set forth in Sections 11.1, 11.2 or 11.3, including without limitation a termination for Cause, or upon the sale of all of the shares of a shareholder who is an Optionee, Options granted to the Optionee shall terminate immediately.
     11.6 Extension of Option Termination Date. The Committee, in its sole discretion, may extend the termination date of an Option granted under the Plan without regard to the preceding provisions of this Section 11. In such event, the termination date shall be a date selected by the Committee, in its sole discretion, but not later than the latest expiration date of the Option. Such extension may be made by resolution duly adopted by the Committee, in the Option Agreement as originally executed or by amendment to the Option Agreement, either prior to or following termination of an Optionee’s employment. The Committee shall have no power to extend the termination date of an Incentive Stock Option beyond the periods provided in Sections 11.1, 11.2 and 11.3 prior to the termination of the Optionee’s employment or without the approval of the Optionee, which may be granted or withheld in the Optionee’s sole discretion. Any extension of the termination date of an Incentive Stock Option shall be deemed to be the grant of a new Option for purposes of the Code.
SECTION 12. NON-TRANSFERABILITY OF OPTION
     Options and Limited SARs granted pursuant to the Plan are not transferable by the Optionee other than by will or the laws of descent and distribution and shall be exercisable during the Optionee’s lifetime only by the Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or Limited SAR contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option or Limited SAR, the Option and Limited SAR shall immediately become null and void.
SECTION 13. ISSUANCE OF SHARES
     13.1 Transfer of Shares to Optionee. As soon as practicable after the Optionee has given the Company written notice of exercise of an Option and has otherwise met the requirements of Section 8.1, the Company shall issue or transfer to the Optionee the number of shares of Common Stock as to which the Option has been exercised and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee’s name. In no event shall the Company be required to transfer fractional shares to the Optionee, and in lieu thereof, the Company may pay an amount in cash equal to the fair market value (as determined in accordance with Section 7.4) of such fractional shares on the date of exercise. If the issuance or transfer of shares by the Company would for any reason, in the opinion of counsel for the Company, violate any applicable federal or state laws or regulations, the Company may delay issuance or transfer of such shares to the Optionee until compliance with such laws can reasonably be obtained. In no event shall the Company be obligated to effect or obtain any listing, registration, qualification, consent or approval under any applicable federal or state laws or regulations or any contract or agreement to which the Company is a party with respect to the issuance of any such shares.
     13.2 Investment Representation. Upon request by the Company, the Optionee shall deliver to the Company a representation in writing that the purchase of all shares with respect to which notice of exercise of the Option has been given by the Option is being made for investment only and not for resale or with a view to distribution, and containing such other representations and provisions with respect thereto as the Company may require. Upon such request, delivery of such representation promptly and prior to the transfer or delivery of any such shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares.
     13.3 Shareholder Agreement. Upon request by the Company, the Optionee shall execute and deliver to the Company a Shareholder Agreement or Statement of Acceptance of the same in such form as the Company may provide at the time of exercise of the Option, including, without limitation, in the form attached hereto as Annex A. Such Agreements may include, without limitation, restrictions upon the Optionee’s right to transfer shares, including the creation of an irrevocable right of first refusal in the Company and its shareholders, and provisions requiring the Optionee to transfer the shares to the Company or the Company’s shareholders upon a termination of employment. Upon such request, execution of the Shareholder Agreement or Statement of Acceptance of the same by the Optionee prior to the transfer or delivery of any shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares, unless such condition is expressly waived in writing by the Company.
SECTION 14. AMENDMENTS
     The Board of Directors may at any time and from time to time alter, amend, suspend or terminate the Plan or any part thereof as it may deem proper, except that no such action shall diminish or impair the rights under an Option previously granted. Unless the shareholders of the Company shall have given their approval, the total number of shares for which Options may be issued under the Plan shall not be increased, except as provided in Sections 5.1 and 5.3, and no amendment shall be made which reduces the price at which the Common Stock may be offered under the Plan below the minimum required by Section 7.3, except as provided in Section 5.3, or which materially modifies the requirements as to eligibility for participation in the Plan. Subject to the terms and conditions of the Plan, the Board of Directors may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options to the extent not theretofore exercised and authorize the granting of new Options in substitution therefore, except that no such action shall diminish or impair the rights under an Option previously granted without the consent of the Optionee.
SECTION 15. TERM OF PLAN
     This Plan shall terminate on March 31, 2007; provided, however, that the Board of Directors may at any time prior thereto suspend or terminate the Plan.
SECTION 16. RIGHTS AS SHAREHOLDER
     An Optionee shall have no rights as a shareholder of the Company with respect to any shares of Common Stock covered by an Option until the date of the issuance of the stock certificate for such shares.
SECTION 17. NO EMPLOYMENT RIGHTS
     Nothing contained in this Plan or in any Option granted under the Plan shall confer upon any Optionee any right with respect to the continuation of such Optionee’s employment by the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary, subject to the terms of any separate written employment agreement to the contrary, at any time, for any or no reason, to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the grant of the Option.
SECTION 18. GOVERNING LAW
     This Plan, and all Options granted under this Plan, shall be construed and shall take effect in accordance with the laws of the State of Utah, without regard to the conflicts of laws rules of such State.
     Adopted to be effective this 21st day of March, 1997.

Zars, Inc.

By:	/s/ Jie Zhang
Title:	President

ANNEX A
Form of Shareholder Agreement
INCENTIVE STOCK OPTION AGREEMENT

OPTIONEE:

DATE OF GRANT:

          AGREEMENT between Zars, Inc. (the “Company”), and the above named Optionee (“Optionee”), an employee of the Company or a Subsidiary thereof.
          The Company and Option agree as follows:
1.	Grant of option.
     Optionee is hereby granted an Incentive Stock Option, within the meaning of Section 422 of the Code (the “Option”), to purchase Common Stock of the Company pursuant to the Zars, Inc. 1997 Stock Option Plan (the “Plan”). The Option and this Agreement are subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereafter in effect. Any terms which are used in this Agreement without being defined and which are defined in the Plan shall have the meaning specified in the Plan.
2.	Date of Grant.
     The date of the grant of the Option is the date first set forth above, the date of the action by the Committee which administers the Plan (the “Committee”) in granting the same.
3.	Number and Price of Shares.
     The number of shares as to which the Option is granted is the number set forth in Schedule 3A to this Agreement. The purchase price per share is the amount set forth in Schedule 3B to this Agreement.
4.	Expiration Date.
     Unless sooner terminated as provided in Section 11 of the Plan, the Option shall expire and terminate on the date set forth in Schedule 4 to this Agreement, and in no event shall the Option be exercisable after that date.

5.	Manner of Exercise.
     Except as provided in this Agreement, the Option shall be exercisable, in whole or in part, from time to time, in the manner provided in Section 8 of the Plan.
6.	Time of Exercise.
     The Option granted hereby shall become vested in and exercisable by Optionee in the installments, on the dates and subject to the conditions set forth in Schedule 6 to this Agreement; provided, however, that Optionee must have been continuously employed by the Company or a Subsidiary thereof from the date of grant of the Option until the date specified on Schedule 6 or until the conditions specified on Schedule 6 have been satisfied.
7.	Shareholder Agreement.
     Upon exercise of the Option and at the request of the Company, the Optionee shall execute and deliver to the Company a Shareholder Agreement or Statement of Acceptance thereof as set forth in Section 13.3 of the Plan. Upon such request, execution and delivery of the Shareholder Agreement or Statement of Acceptance thereof prior to the transfer or delivery of any shares and prior to the expiration of the option period shall be a condition precedent to the right to purchase such shares,
8.	Nontransferability of Option.
     The Option is not transferable by Optionee other than by Will or the laws of descent and distribution, and the Option shall be exercisable during Optionee’s lifetime only by Optionee. Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, or upon the levy of any attachment or similar process upon the Option, the Option shall immediately become null and void.
9.	Withholding for Taxes.
     The Company shall have the right to deduct from Optionee’s salary any federal or state taxes required by law to be withheld with respect to the exercise of the Option or any disqualifying disposition of the Common Stock acquired upon exercise of the Option.
10.	Legends.
     Certificates representing Common Stock acquired upon exercise of this Option may contain such legends and transfer restrictions as the Company shall deem reasonably necessary or desirable, including, without limitation, legends restricting transfer of the Common Stock until there has been compliance with federal and state securities laws and until Optionee or any other holder of the Common Stock has paid the

Company such amounts as may be necessary in order to satisfy any withholding tax liability of the Company resulting from a disqualifying disposition described in Section 422(a) of the Code.
11.	Employee Benefits.
     Optionee agrees that the grant and vesting of the Option and the receipt of shares of Common Stock upon exercise of the Option will constitute special incentive compensation that will not be taken into account as “salary” or “compensation” or “bonus” in determining the amount of any payment under any pension, retirement, profit sharing or other remuneration plan of the Company.
12.	Amendment.
     Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew the Option, or accept the surrender of the Option to the extent not theretofore exercised and authorize the granting of new Options in substitution therefor, except that no such action shall diminish or impair the rights under the Option without the consent of the Optionee.
13.	Interpretation.
     The interpretations and constructions of any provision of and determinations on any question arising under the Plan or this Agreement shall be made by the Committee, and all such interpretations, constructions and determinations shall be final and conclusive as to all parties.
14.	Receipt of Plan.
     By entering into this Agreement, Optionee acknowledges (i) that he or she has received and read a copy of the Plan and (ii) that this Agreement is subject to and shall be construed in accordance with the terms and conditions of the Plan, as now or hereinafter in effect.
15.	Governing Law.
     This Agreement shall be construed and shall take effect in accordance with the laws of the State of Utah, without regard to the conflicts of laws rules of such State.
16.	Miscellaneous.
     This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto. If any provision of this Agreement, or the application thereof shall for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and the application of such provision to other circumstances shall be interpreted so as best to reasonably effect the intent of the parties hereto. All notices or other communications which are required to be given or may be given to either party pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, to the address of the parties as set forth following the signature of such party. Notice shall be deemed given on the date of delivery in the case of personal delivery or on the delivery or refusal date as specified on the return receipt in the case of registered or certified mail. Either party may change its address for such communications by giving notice thereof to the other party in conformity with this Section 16.
     IN WITNESS WHEREOF, the Company by a duly authorized officer of the Company and Optionee have executed this Agreement on                     , effective as of the date of grant.

Zars, Inc.

By:
Title:

Address:

OPTIONEE

Address:

SCHEDULES
TO
INCENTIVE STOCK OPTION AGREEMENT
Schedule

3A	Number of Shares of Stock:

3B	Purchase Price per Share:

4	Expiration Date:

6	Vesting Schedule:

Number of Shares
Date	Which Become Exercisable

     Additional Conditions to Vesting: Notwithstanding the foregoing, no portion of the Option shall be vested and exercisable until the following conditions have been satisfied: